Exhibit 10.1

SIXTH FLOOR INVESTORS LP

3555 TIMMONS LANE, SUITE 800

HOUSTON, TEXAS 77027

Robert J. Palay

Chairman of the Board and Chief Executive Officer

Cellular Dynamics International, Inc.

University Research Park

525 Science Drive, Suite 200

Madison, WI 53711

January 23, 2014

Dear Bob,

Pursuant to the Letter Agreement dated July 15, 2013 (“Letter Agreement”) between Cellular Dynamics International, Inc. (the “Company”) and Sixth Floor Investors LP (“Sixth Floor”), Sixth Floor has the right to designate a nominee for election to the Board of Directors of the Company and the Company has certain obligations with the respect to such designated nominee. I am writing to you as the Chief Executive Officer of the Company to inform you that Sixth Floor hereby irrevocably renounces the rights provided in the Letter Agreement to designate such a nominee, effective immediately.  The Company is hereby released, effective immediately, of all of its obligations under the Letter Agreement.

I offer my best wishes for the Company’s continued success.

Please acknowledge the Company’s receipt of this letter and agreement to the terms hereof in the space provided below and return the copy to me.

Best regards.

Very truly yours,

/s/ Daniel F. Pritzker

Daniel F. Pritzker

Chief Executive Officer,

8-26-22 GP LLC,

General Partner

ACKNOWLEDGED AND AGREED:

CELLULAR DYNAMICS INTERNATIONAL, INC.

By:  /s/ Robert J. Palay

Name:  Robert J. Palay

Title:    Chairman of the Board and Chief Executive Officer